Exhibit 23.
 -----------





          Consent of Ernst & Young LLP, Independent Auditors



 We consent to the incorporation by reference in Registration Statement Number 2-76091 on Form S-8, Registration Statement Number 2-89977 on Form S-8, Registration Statement Number 33-47000 on Form S-8, and Registration Statement Number 33-64990 on Form S-8 of our report dated August 30, 1995 with respect to the financial statements and schedule of Arrow Automotive Industries, Inc., included in the Annual Report (Form 10-K) for the year ended June 24, 1995.




                                        Ernst & Young LLP


                                        /s/ Ernst & Young LLP


 Boston, Massachusetts
 September 18, 1995





















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